Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
•Registration Statements (Form S-8 Nos. 333-231108, 333-239078, 333-245024, 333-259919, 333-267193, and 333-275401) pertaining to the BioCryst Pharmaceuticals, Inc. Inducement Equity Incentive Plan, as amended and restated,
•Registration Statements (Form S-3 Nos. 333-145638, 333-153084, 333-217859, and 333-277417) of BioCryst Pharmaceuticals, Inc.,
•Registration Statements (Form S-8 Nos. 333-120345, 333-39484, 333-30751, and 333-136703) pertaining to the BioCryst Pharmaceuticals, Inc. 1991 Stock Option Plan, as amended and restated,
•Registration Statements (Form S-8 Nos. 333-90582, 333-239077, and 333-256624) pertaining to the BioCryst Pharmaceuticals, Inc. Employee Stock Purchase Plan, as amended and restated,
•Registration Statement (Form S-8 No. 333-145627) pertaining to the BioCryst Pharmaceuticals, Inc. Stock Incentive Plan, as amended and restated, and the Employment Letter Agreement dated April 2, 2007 between BioCryst Pharmaceuticals, Inc. and David McCullough,
•Registration Statements (Form S-8 Nos. 333-176096, 333-211529, 333-218360, 333-228296, 333-231942, 333-239076, 333-256625, 333-266132, 333-273042, 333-281294, and 333-289527) pertaining to the BioCryst Pharmaceuticals, Inc. Stock Incentive Plan, as amended and restated,
•Registration Statements (Form S-8 Nos. 333-152570, 333-167830, 333-187193, and 333-195869) pertaining to the BioCryst Pharmaceuticals, Inc. Stock Incentive Plan and the Employee Stock Purchase Plan, each as amended and restated, and
•Registration Statement (Form S-4 No. 333-291678) of BioCryst Pharmaceuticals, Inc.
of our reports dated February 26, 2026, with respect to the consolidated financial statements of BioCryst Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of BioCryst Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of BioCryst Pharmaceuticals, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP
Raleigh, North Carolina
February 26, 2026